                                                                 EXHIBIT (g)(12)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                                FEES AND EXPENSES

Series*                                                            Annual Fee
-------                                                            ----------
ING Principal Protection Fund                                       $12,000

ING Principal Protection Fund II                                    $12,000

ING Principal Protection Fund III                                   $12,000

ING Principal Protection Fund IV                                    $12,000

ING Principal Protection Fund V                                     $12,000

ING Principal Protection Fund VI                                    $12,000

ING Principal Protection Fund VII                                   $12,000

ING Principal Protection Fund VIII                                  $12,000

ING Principal Protection Fund IX                                    $12,000

Pursuant to the Custodian Service and Monitoring Agreement dated April 30, 2003, by and among ING Equity Trust, MBIA (formerly MBIA Insurance Corporation) and The Bank of New York (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund VIII and ING Principal Protection Fund IX.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of August __, 2003.

ING EQUITY TRUST                MBIA                      THE BANK OF NEW YORK

-s- Robert S. Naka              -s- PAUL C. ROBERTS       -s- EDWARD G. McGANN
----------------------------    ---------------------     ----------------------
Name: Robert S. Naka            Name: PAUL C. ROBERTS     Name: EDWARD G. McGANN
Title: Senior Vice President    Title: Vice President     Title: VICE PRESIDENT

----------------------
* Any new series of the Fund added to this Agreement will be subject to prior review by The Bank of New York, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.